UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2005

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way
P.O. Box 511
South San Francisco, California 94083-0511

(Address of principal executive offices, including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2005, Exelixis, Inc. (the “Company”) and SmithKlineBeecham Corporation (“GSK”) entered into certain agreements to amend the terms of their collaboration.  The collaboration, which was established in October 2002 to discover and develop novel therapeutics in the areas of vascular biology, inflammatory disease and oncology, involves three principal agreements: (i) a Product Development and Commercialization Agreement (the “PDA”); (ii) a Stock Purchase and Stock Issuance Agreement (the “SPA”); and (iii) a Loan and Security Agreement (the “LSA”).

The terms of the amended PDA reflect GSK’s decision to select a modified program election.  Under the original PDA, on October 28, 2004, the two-year anniversary of the collaboration, an option period commenced during which GSK was required to elect a limited or expanded program.  If GSK had elected the limited program, then GSK would have been able to select up to 12 targets, along with the respective compounds directed against those targets, which would have narrowed the focus of further work under the collaboration.  If GSK had elected the expanded program, there would not be a narrowing of focus, and all of the collaboration targets, and their respective compounds, would have remained in the collaboration.  Under the amended PDA, GSK has selected a modified program election through which the focus of the collaboration is shifted to 12 internal programs at various stages of development (XL784, XL647, XL999, XL880, XL184, XL820, XL844 and five earlier stage programs).  Each program centers on compounds that are directed against one or more targets identified in the collaboration.  Additionally, GSK retains exclusivity rights to the approximately 32 specified targets that are encompassed by the 12 programs.  The Company retains rights to all compounds not encompassed by the 12 programs selected by GSK and may work on any targets with the exception of the approximately 32 targets subject to the exclusivity.

Under the amended PDA, GSK will provide a new $30 million milestone to the Company.  The new milestone will be paid upon (i) filing of INDs for three out of four compounds (XL880, XL184, XL820 and XL844) prior to the end of 2005 or (ii) successful completion in 2005 of a phase 1 clinical trial for one of these four compounds.  In return for the new $30 million milestone, GSK will receive a specified reduction against the first acceptance milestone as well as a temporary reduction in the royalty rate it owes Exelixis on net sales of products developed under the collaboration.  The $30 million milestone payment and the specified reduction will be credited against the first acceptance milestone owed to the Company and, if the acceptance milestone is less than the $30 million and the specified reduction, then the remaining balance will be credited against any future product commercialization milestones owed to the Company. GSK will pay an additional new $5 million milestone to the Company upon achieving specified progress by the end of 2005 with respect to certain other candidates. Under the original PDA, GSK would have paid the first milestone upon its selection of a compound that had completed proof-of-concept (i.e., completion of phase 2a clinical development) for further development.  Under the amended PDA, GSK will provide research funding of $47.5 million over the remaining term of the collaboration.

To provide additional flexibility for all 12 collaboration programs to move forward at the same time, the amended PDA allows the development of XL784, XL647 and XL999 either by the Company or through third-party financing vehicles in which the Company retains the right to reacquire the programs, and no GSK funds may be used for such development.  GSK retains the option to elect such independently developed compounds for further development after proof-of-concept, in which case such compounds will be subject to a premium on proof-of-concept milestone payments.

Under the amended PDA, GSK retains its right to select up to two or three (if GSK extends the collaboration by up to two years) compounds that have reached proof-of-concept.  These two or three (as applicable) compounds would come from the compounds in the 12 programs selected by GSK under the amended PDA, including any compounds that the Company reacquires from third-party financing vehicles.  The Company will retain rights to all compounds not selected by GSK.  Once GSK has selected the two or three (as applicable) compounds that it is entitled to select, GSK’s exclusivity will be narrowed from the approximately 32 targets that are subject to exclusivity under the amended PDA to a subset of those targets that are clinically relevant to the selected compounds.  The Company may work on all other targets.  If the Company demonstrates proof-of-concept of three compounds and GSK selects such compounds, depending on the timing of GSK’s compound selection, GSK will pay acceptance milestones up to an aggregate of $275 million (of which $30 million and a specified reduction may be subject to credit against milestones as described above).  The Company will receive additional development-related milestones and royalties on product sales and has certain co-promotion rights to products in North America.

As a result of its modified program election, GSK will purchase from the Company one million shares of Company common stock at an aggregate purchase price of approximately $11.07 million.  The closing of the purchase is expected to occur in January 2005.  The shares of Company common stock to be issued to GSK as a result of its modified program election will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, as a transaction not involving a public offering.

Pursuant to the amended LSA, the Company and GSK agreed to amend certain financial covenants contained in the original LSA.  The original LSA provides that the Company’s working capital must not be less than $25 million and tangible net worth must not be less than $10 million.  In September 2004, GSK and the Company entered into an amendment to the LSA that allows the Company to comply with an alternative covenant to the working capital and tangible net worth covenants for a period from September 15, 2004 through March 31, 2005.  Pursuant to the alternative covenant, the Company’s cash and investments must not be less than $50 million.   Under the amended LSA, the financial covenant relating to tangible net worth and the expiration date for the alternative covenant were removed and the Company must at all times comply with both the working capital covenant and the cash and investments covenant.

This current report on Form 8-K contains forward-looking statements, including without limitation statements related to the Company’s ability to receive milestone and royalty payments from GSK, the Company’s ability to cause all 12 collaboration programs to move forward at the same time, the Company’s ability to develop XL784, XL647 and XL999 by itself or through third-party financing vehicles and the Company’s ability to comply with the covenants contained in the loan agreement with GSK, as amended.  Words such as “believes,” “anticipates,” “plans,”

“expects,” “intend,” “will,” “slated,” “goal” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon the Company’s current expectations.  Forward-looking statements involve risks and uncertainties.  The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the potential failure of the Company’s product candidates to demonstrate safety and efficacy in clinical testing; the ability of the Company to file IND applications prior to the end of 2005 for XL880, XL184, XL820 and XL844; the ability of the Company to complete in 2005 a phase 1 clinical trial for XL880, XL184, XL820 or XL844; the ability of the Company to advance additional preclinical compounds into clinical development; the uncertainty of the FDA approval process; the therapeutic and commercial value of the Company’s compounds and the fact that if additional capital is not available to the Company, it would be forced to delay, reduce or eliminate its product development programs or commercialization efforts and may breach its financial covenants.  These and other risk factors are discussed under “Risk Factors” and elsewhere the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2004, the Company’s annual report on Form 10-K for the year ended December 31, 2003, and other filings with the Securities and Exchange Commission.  The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

Dated:	January 10, 2005	By:	/s/ Christoph Pereira
Christoph Pereira
Vice President, Legal Affairs and Secretary